                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                REMEDYTEMP, INC.,
                            A CALIFORNIA CORPORATION

                                TABLE OF CONTENTS

ARTICLE I OFFICES.................................................................................................1

   Section 1.01 Principal Executive Office........................................................................1

ARTICLE II SHAREHOLDERS...........................................................................................1

   Section 2.01 Annual Meetings...................................................................................1

   Section 2.02 Special Meetings..................................................................................3

   Section 2.03 Conduct of Meetings...............................................................................4

   Section 2.04 Elimination of Cumulative Voting..................................................................4

ARTICLE III DIRECTORS.............................................................................................4

   Section 3.01 Number of Directors...............................................................................4

   Section 3.02 Classification of the Board.......................................................................4

   Section 3.03 Creation and Filling of Vacancies on the Board....................................................4

   Section 3.04 Fees and Compensation.............................................................................5

   Section 3.05 Organization Meeting..............................................................................5

   Section 3.06 Other Regular Meetings............................................................................5

   Section 3.07 Special Meetings..................................................................................5

   Section 3.08 Place of Meetings.................................................................................6

   Section 3.09 Committees of the Board...........................................................................6

   Section 3.10 Loans to Officers.................................................................................6

ARTICLE IV OFFICERS...............................................................................................7

   Section 4.01 Officers..........................................................................................7

   Section 4.02 Election and Term of Office.......................................................................7

   Section 4.03 Removal and Resignation...........................................................................7

   Section 4.04 Vacancies.........................................................................................7

   Section 4.05 Duties and Compensation...........................................................................7

ARTICLE V INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE...........................8

   Section 5.01 Indemnification of Agents.........................................................................8


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
                           AMENDED AND RESTATED BYLAWS
                                       OF
                                REMEDYTEMP, INC.,
                            A CALIFORNIA CORPORATION

                                    ARTICLE I
                                     OFFICES

                  Section 1.01 Principal Executive Office. The principal executive office of the corporation is located at: 32122 Camino Capistrano, San Juan Capistrano, State of California. The board of directors shall have full power and authority to, and to authorize appropriate officers of the corporation to, change the location of said principal executive office and to establish other offices of the corporation.

                                   ARTICLE II
                                  SHAREHOLDERS

                  Section 2.01      Annual Meetings.

                  (a) The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted. The date so designated shall be within five (5) months after the end of the fiscal year of the corporation and within fifteen (15) months after the last annual meeting.

                  (b) At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by or at the direction of a majority of the directors or by any shareholder of the corporation who complies with the notice procedures set forth in this Section 2.01(b). For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than one hundred twenty (120) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.01(b). If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 2.01(b), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                  (c) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.01(c). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than one hundred twenty (120) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age and business address of the person, (B) the principal occupation or employment of the person (C) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to applicable rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934"); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's books, of the shareholder and (B) the class and number of shares of the corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. The presiding


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officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 2.01(c). If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.01(c), he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

                  Section 2.02      Special Meetings.

                  (a) A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than twenty percent (20%) of the votes at that meeting.

                  (b) For a special meeting of shareholders to be properly called by any person or persons other than the board of directors, the request must be in writing, specifying the date and time of such meeting and the information set forth in Section 2.02(c) hereof, and must be delivered to, or mailed and received by, the chairman of the board, the president or the secretary of the corporation not less than forty (40) nor more than sixty (60) days prior to the date requested for such meeting. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 2.05, that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.02(b) shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

                  (c) Any request for a special meting submitted pursuant to
Section 2.02(b) hereof shall set forth as to each matter the shareholder proposes to bring before the special meeting (i) a brief description of the proposal desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the shareholder on the date of such shareholder request and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder request, and (iv) any financial interest of the shareholder in such proposal. In addition to whatever other limitations are imposed by applicable law, no person may be nominated for election to the board of directors of the corporation by any of the person or persons making a request for a special meeting pursuant to Section 2.02(b) hereof unless the request sets forth as to each person whom the requesting person or persons propose to nominate for election as a director, (A) the name, age and business address of the person, (B) the principal occupation or employment of the person (C) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors


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
pursuant to applicable rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934.

                  Section 2.03 Conduct of Meetings. Subject to the requirements of applicable law, and the express provisions of the Articles of Incorporation and these bylaws, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the president of the corporation.

                  Section 2.04 Elimination of Cumulative Voting. The right of shareholders to cumulate votes shall be eliminated when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

                              ARTICLE III DIRECTORS

                  Section 3.01 Number of Directors. The authorized number of directors of the corporation shall be seven (7), provided that when the corporation becomes a "listed corporation" within the meaning of the California Corporations Code and the board of directors of the corporation is divided into three classes pursuant to Section 3.02, the authorized number of directors of the corporation shall be nine (9).

                  Section 3.02 Classification of the Board. When the corporation becomes a "listed corporation" within the meaning of the California Corporations Code, the board of directors of the corporation shall be divided into three classes, initially to serve terms of one, two, and three years, respectively, and thereafter being elected every three years to serve for terms of three years.

                  Section 3.03 Creation and Filling of Vacancies on the Board. A vacancy or vacancies on the board of directors shall be deemed to exist in case of the death, removal or resignation of any director, if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors to be elected at that meeting.

                  Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  Unless otherwise provided in the Articles of Incorporation, vacancies in the board of directors, including without limitation vacancies created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until occurrence of an event


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specified above creating a vacancy in such director's office or until such director's successor is elected and qualified.

                  Section 3.04 Fees and Compensation. By resolution of the board of directors, one or more of the directors may be paid a retainer for their services as directors, or a fixed fee (with or without expenses of attendance) for attendance at each meeting, or both. Payment of such fees shall not preclude participation in stock option or incentive plans. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                  Section 3.05 Organization Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meeting are hereby dispensed with.

                  Section 3.06 Other Regular Meetings. Other regular meetings of the board of directors may be held at the time and place of regular meetings of the board fixed in advance by the board of directors. Call and notice of such regular meetings of the board of directors are hereby dispensed with.

                  Section 3.07 Special Meetings. Special meetings of the board of directors, for the purpose of taking any action permitted by the directors under the General Corporation Law and the Articles of Incorporation, may be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors.

                  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to hold the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Subject to the preceding sentence, notice of the time and place of special meetings shall be given to each director (a) personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means, in each case forty-eight (48) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held, at least four (4) days prior to the holding of the meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the


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recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                  Any notice, waiver of notice or consent to holding a meeting shall state the time and place of the meeting but need not specify the purpose of the meeting.

                  Section 3.08 Place of Meetings. Regular and special meetings of the board of directors may be held at any place within or without the State which has been designated by resolution of the board. In the absence of such designation, meetings shall be held at the principal executive office of the corporation.

                  Section 3.09 Committees of the Board. By resolution adopted by a majority of the authorized number of directors, the board of directors may designate such committees as it shall determine, each consisting of two or more directors, to serve at the pleasure of the board and having such authority as prescribed by the board, subject to applicable restrictions on committee authority imposed by the California Corporations Code. Unless, to the extent permitted by the General Corporation Law, the board of directors shall otherwise prescribe the manner of proceedings of any such committee, the provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern committees of the board and action by such committees.

                  Section 3.10 Loans to Officers. If the corporation has outstanding shares held of record by 100 or more persons (determined as provided by Section 605 of the California Corporations Code) on the date of board approval, the board may approve a loan of money or property to, or a guarantee of the obligation of, an officer, whether or not a director, or an employee benefit plan authorizing such a loan or guaranty to an officer, if the board determines that such loan, guaranty or plan may reasonably be expected to benefit the corporation in accordance with the provisions of Section 315 of the California Corporations Code. Board approval shall require a vote sufficient without counting the vote of any interested director or directors to approve such loan, guaranty or benefit plan.

                                   ARTICLE IV
                                    OFFICERS

                  Section 4.01 Officers. The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, such other officers, with such titles and duties as may be determined by the board of directors. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

                  Section 4.02 Election and Term of Office. The officers of the corporation shall be chosen by the board of directors, and each shall hold office at the pleasure of the board or until such officer shall resign, subject, in each case, to the rights, if any, of the corporation and any such officer under any contract of employment with the corporation.


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                  Section 4.03 Removal and Resignation. Any officer may be
removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors, subject, in each case, to the rights, if any, of any such officer under any contract of employment with the corporation.

                  Any officer may resign at any time by giving written notice to the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.04 Vacancies. A vacancy in any office shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

                  Section 4.05 Duties and Compensation. Officers of the corporation shall have such powers and duties, and shall receive such compensation therefor, as may be specified from time to time by the board of directors.

                                    ARTICLE V
                  INDEMNIFICATION OF AGENTS OF THE CORPORATION;
                         PURCHASE OF LIABILITY INSURANCE

                  Section 5.01      Indemnification of Agents.

                  (a) For the purposes of this Section, "Agent" means any person who is or was a director or officer of this corporation, or is or was serving at the request of the Board of Directors of this corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, including any such entity which was a predecessor of the corporation or of such other enterprise; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of this corporation); and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under paragraph (d) or subparagraph (e)
(3) of this Section.

                  (b) This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its

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equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

                  (c) This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders.

                  No indemnification shall be made under this paragraph (c) for any of the following:

                           (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation in the performance of such person's duty to this corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine;

                  (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval;

                  (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; or

                  (4) Of amounts or expenses the corporation is otherwise prohibited from paying under California Law.

                  (d) To the extent that an Agent of this corporation has been successful on the merits in defense of any proceeding referred to in paragraph
(b) or (c) or in defense of any claim, issue or matter therein, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection therewith.

                  (e) Except as provided in paragraph (d), any indemnification under this Section shall be made by this corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in paragraph (b) or (c), by any of the following:

                  (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;


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
                           (2) Approval or ratification by the affirmative vote of the holders of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote, and by the affirmative vote or written consent of such greater proportion of the shares of any class or series as may be provided in the Articles of Incorporation for such action. For purposes of determining the required quorum of any meeting of shareholders called to approve or ratify indemnification of an Agent and the vote or written consent required therefor, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon; or

                           (3) The court in which such proceeding is or was pending, upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this corporation.

                  (f) Expenses incurred by or on behalf of an Agent in defending or investigating any proceeding shall be advanced by this corporation prior to the final disposition of such proceeding if such Agent undertakes in writing to repay any such advances if it is ultimately determined that such Agent is not entitled to be indemnified. Notwithstanding the foregoing, no advance shall be made by this corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the Agent acted in bad faith or deliberately breached a duty to the corporation or its shareholders, and (b) as a result of such actions by the Agent, it is more likely than not that it will ultimately be determined that such Agent is not entitled to indemnification.

                  (g) This Section shall create a right of indemnification for each person referred to in this Section, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Section. The indemnification provided by this Section shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity under this Section shall continue as to a person who has ceased to be a director, officer, employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained in this Section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract, insurance policy or otherwise.

                  (h) No indemnification or advance shall be made under this Section, except as provided in paragraph (d) or subparagraph (e)(3), in any circumstance where it appears:


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
                           (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                  (i) Upon determination by the board of directors, this corporation may purchase and maintain insurance on behalf of any Agent of this corporation against any liability asserted against or incurred by the Agent in such capacity or arising out of the Agent's status as such, whether or not this corporation would have the power to indemnify the Agent against such liability under the provisions of this Section.

                  (j) This Section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an Agent of this corporation as defined in paragraph (a). This corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by Section 207(f) of the California Corporations Code.

                  (k) As a condition precedent to the right to indemnification under this Section, notice shall be given to this corporation in writing as soon as practicable of any claim for which indemnity will or could be sought under this Section. In addition, no costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without this corporation's consent, which consent shall not be unreasonably withheld.

                  (l) If a claim under this Section is not paid by this corporation, or on its behalf, within ninety (90) days after a written claim has been received by this corporation, the Agent may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Agent shall be entitled to be paid also the expense of prosecuting such claim.


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
                            CERTIFICATE OF SECRETARY

                  I, the undersigned, do hereby certify:

                  1. That I am the duly elected and acting secretary of RemedyTemp, Inc., a California corporation; and

                  2. That the foregoing bylaws, consisting of ten (10) pages, including this page, constitute the amended and restated bylaws of said corporation as duly adopted by the shareholders of the corporation on ______________, 1996.

                  IN WITNESS WHEREOF, I have executed this Certificate as secretary of the corporation effective as of the _____ day of June, 1996.



                                  -----------------------------------
                                  Alan M. Purdy
                                  Assistant Secretary